United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2008

Toro Ventures Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51974	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Jinhua Street

Chang Chun, Ji Lin

China, 130000

(Address of principal executive offices with zip code)

011-86-13761254664

(Registrant's telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 452 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

_______________________________________________________________________________________________________________________________________________

Item 1.02: Termination of a Material Definitive Agreement

On January 29, 2008, the holders of the majority of the voting stock of the Company and the Company's Board of Director have given consent to terminate the previous resolution adopted for the appointment of new directors , Lixin Yang and Zhixin Xiao, and to amend the articles of incorporation of the Company so as to change the name of the company to "Jet Petroleum Corp." (the "Corporate Name Change"). As a result, the Company's current composition of the  Board of Directors has reverted back to its previous state of having one sole director, which is the Company's current officer, Yan Liu. In addition, the Company's name will remain as, Toro Ventures Inc.

On January 22, 2008, Toro Ventures Inc. filed with the Securities and Exchange Commission and distributed to its stockholders an information statement on Schedule 14f-1 indicating a change in directors, management and control as a result of the proposed additional directors and name change. Because the these changes have been terminated, currently there will be no such changes.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Registrant: Toro Ventures Inc.

Signed: /s/ Yan Liu

Name: Yan Liu

Title: President and Chief Executive Officer

Date: January 31, 2008